Exhibit 10.2

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) dated as of the ___th day of December 2008, by and among Red Rock Pictures Holdings, Inc., a Nevada corporation (the “Company”), ComedyNet.TV, Inc., a Delaware corporation (“ComedyNet”), and the shareholders of ComedyNet named on the signature page of this Agreement (collectively, the “Shareholders” and each, individually, a “Shareholder”).

WITNESSETH:

WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock of ComedyNet (the “ComedyNet Shares”);

WHEREAS, the Company is acquiring a controlling interest in the ComedyNet;

WHEREAS, the Company shall issue 68,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Shareholders in consideration for all of the ComedyNet Shares; and

WHEREAS, the Company anticipates ComedyNet arranging an investment into the Company, by a third-party investor, in the form of a Secured Convertible Note upon closing of the Agreement (the “Closing Date Convertible Note”);

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.                       Exchange of Shares and Issuance to the Shareholders.

(a)  Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, the Company will issue to the Shareholders, in exchange for _____ ComedyNet Shares, which represents all of the issued and outstanding capital stock of ComedyNet, an aggregate of 68,000,000 shares of Common Stock. Such shares of Common Stock shall be used to pay all outstanding ComedyNet debt including notes, personal obligations of Mark Graff, and purchase of certain ComedyNet equity holdings prior to the issuance to any Shareholder.  The remaining shares of Common Stock will be issued to the Shareholders in the amounts set forth after their respective names in Schedule I to this Agreement.  The Company shall hold 15,000,000 shares of the Common Stock to be issued to ComedyNet (the “Hold Back Shares”) pursuant to the terms of an escrow and holdback agreement, substantially in the form attached hereto as Exhibit E (“Escrow and Holdback Agreement”), in escrow for a period of one (1) year from the Closing Date (“Escrow Period”).  The Hold Back Shares shall be used to offset any liabilities which were not disclosed on the closing balance sheet of ComedyNet, which shall be dated as of the day immediately preceding the Closing Date and which are discovered during the Escrow Period.  The number of shares to be used to offset any undisclosed liabilities discovered during the Escrow Period shall be calculated based on the total amount of any such undisclosed liability divided by the closing bid price of the common stock on the day of discovery of any such undisclosed liability. On the six (6) month anniversary of the Closing Date, the Company shall release fifty percent (50%) of the Hold Back Shares held in escrow, minus any shares used to offset any undisclosed liabilities prior to such escrow release.

          (1).      The Common Stock shall be issued to ComedyNet in the following  manner:

(i) 530,000 shares of the Company’s Series A Preferred Stock, $0.001 par value (the “Series A Preferred Stock”).  Each share of Series A Preferred Stock shall be convertible into 100 shares of the Company’s Common Stock, or an aggregate of 53,000,000 shares of Common Stock pursuant to the terms of the Series A Preferred Stock certificate of designation, a form of which is attached hereto as Exhibit D.  The Series A Preferred Stock shall automatically convert into shares of the Company’s Common Stock at such time as the Company has filed a certificate of amendment with the State of Nevada to increase the authorized shares of common stock of the Company to a minimum of 500,000,000 shares.

(ii)  15,000,000 shares of the Company’s Common Stock shall be issued in the names and amounts as set forth on Schedule I and held by the Company pursuant to the terms of the Escrow and Holdback Agreement.

(b)  Transfer of ComedyNet Shares by the Shareholders. Subject to the conditions set forth in this Agreement, the Shareholders will transfer to the Company all of the ComedyNet Shares in exchange for shares of 15,000,000 shares of Common Stock and 530,000 shares of Series A Preferred Stock.  Each Shareholder holds the number of ComedyNet Shares set forth after his or her name in Schedule I to this Agreement.

(c)  Closing Date Convertible Note.  On the Closing Date (as defined below), in addition to the share exchange as contemplated by Sections 1(a) and (b) above, ComedyNet or its Shareholders shall arrange an investment into the Company by a third-party investor (the “Investor”), in the form of a secured convertible note (the “Secured Convertible Note”), attached hereto on Exhibit B, $100,000 of which will be delivered to the Company prior to the Closing Date.  The Secured Convertible Note shall have a principal amount of Two Hundred Thousand ($200,000) dollars and bear interest of 10% per annum with a term of 12 months.  In addition, on or prior to the Closing Date, the Investor shall fund an additional $100,000 every 60 days after the Closing Date, up to an aggregate of $300,000 on terms to be mutually agreed upon between the Investor and the Company. The Secured Convertible Note shall be convertible at $0.25 per share and the Company can repay the note in cash at any time prior to its maturity.  In the event that the Company undertakes a financing of at least $1,000,000, all principal and interest owed pursuant to the Secured Convertible Note and all other outstanding notes between the investor and the Company will be immediately due and payable and paid in full.

(d)  Closing. The issuance of the Common Stock to the Shareholders, the transfer of the ComedyNet Shares to the Company and the execution of the Secured Convertible Note will take place at a closing (the “Closing”) to be held at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Section 3 of this Agreement (the “Closing Date”).

2.                       Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a)	Organization and Authority.

	(i)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, Limited Liability Company, association, partnership, joint venture or other entity.

	(ii)	Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

	(iii)	The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

	(iv)	The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

	(v)	The Securities, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Securities to Shareholders is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder.

(vi)	The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock, $0.001 par value of which 101,484,335 shares are currently issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value of which no shares are issued. Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature. All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii)	No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)	SEC Documents.

(i)	The Company is registered pursuant to Section 12 of the Exchange Act and it is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

(ii)	The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal year ended August 31, 2008 (the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes. The Audited Financial Statements have been certified by DNTW Chartered Accountants, LLP (“DNTW”). The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied. DNTW is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB. The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

(iii)	At the close of business on August 31, 2008 the date of the financial statements included in the Company’s most recent Form 10-K filing, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the August 31, 2008 balance sheet. The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection. The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

(c)	Absence of Changes. Since August 31, 2008, except as set forth in the Company SEC Documents and to the best of Company’s knowledge, there have not been:

(i)	any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii)	any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii)	any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by the Company to any of affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of its affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi)	any sale, transfer, or lease of any of the Company’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on the Company;

(viii)	any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix)	any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d)	Property. Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e)

Taxes. The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statement included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f)	Contracts and Commitments. Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement.

(g)

No Adverse Change. Since May 31, 2008, there has not been any Material Adverse Change in the financial condition of the Company. A Material Adverse Change shall mean a material adverse change in the business, financial condition, operations or prospects of a person.

(h)	No Defaults. The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i)

Litigation. Except as set forth in the Company SEC Documents, there are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed five thousand dollars ($5,000) in the aggregate) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j)

Compliance with Laws. The Company, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

(k)	Contracts and Commitments. The Company is not a party to any contract of agreement other than agreements that will be terminated at or prior to the Closing.

(l)	Intellectual Property. The Company has no intellectual property rights.

(m)

No Broker. Neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold the Shareholders harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(n)

Reliance by Shareholders. The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company. Shareholders may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.	Closing Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Shareholder:

(i) a certificate registered in the name of each Shareholder representing the number of shares of Common Stock and Series A Preferred Stock set forth on Schedule I;

(ii) a legal opinion of counsel to the Company acceptable to the Shareholders;

(iii) a signed copy of the Escrow and Holdback Agreement;

(iv) a signed copy of the Convertible Note; and

(v) a signed copy of the Officer’s certificate as to the representation and warranties made by the Company herein.

(b) On the Closing Date, each Shareholder shall deliver or cause to be delivered to the Company:

(i) Within seventy-five (75) days of the Closing Date, ComedyNet will deliver to the Company audited financial statements conforming to Generally Accepted Accounting Principles (GAAP).

(ii) the certificate representing such Shareholder’s shares of ComedyNet Shares, or if the shares were issued in uncertificated form, a written representation executed by an officer of ComedyNet that such Shareholder was issued the number of shares set forth next to its name on Schedule I.

4.

Conditions to the Obligation of the Shareholders to Close. The obligations of Shareholders under this Agreement are subject to the satisfaction of the following conditions unless waived by Shareholders:

(a) Representations and Warranties. On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and Shareholders shall have received a certificate of the Company to such effect and as to any other matters set forth in this Agreement.

(b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court, governmental agency or authority or regulatory body seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a material adverse effect on the Company and its business.

(c) Legal Opinion. The Shareholders shall have received a legal opinion from the Company’s legal counsel, acceptable to the Shareholders

(d) Elections and Appointments. On the Closing Date, Emerald shall appoint a representative to the Board of Directors of the Company.

(e) Consulting Agreement. Mark Graff shall have been retained as a consultant to the Company under the terms of the Consulting Agreement attached hereto as Exhibit C effective as of the Closing Date.

(f) Delivery to the Shareholders of the items set forth in Section 3(a) above.

5.	Indemnification

(a) The Company agrees to indemnify, defend and hold harmless ComedyNet and its Affiliates and, if applicable, their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty, of the Company contained in this Agreement, (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement, or (iii) any third-party claim arising out of or in connection with the operation of the Business of the Company on or before the Closing.

(b) ComedyNet agrees to indemnify, defend and hold harmless the Company and its Affiliates and, if applicable, their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty, of ComedyNet contained in this Agreement, or (ii) the failure of ComedyNet to perform or observe fully any covenant, agreement or provision to be performed or observed by ComedyNet pursuant to this Agreement.

6.

Accredited Investor Status. By countersigning this Agreement, each of the Shareholders, except for Mark Graff and James Hatch, officers of ComedyNet, severally and not jointly, represent that such Shareholder is an accredited investor as such is defined in Regulation D promulgated under the Securities Act of 1933 as amended, because such Shareholder fits one of the definitions set forth in Exhibit A attached hereto.

7.

Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

if to the Company:
Red Rock Pictures Holdings, Inc.
8228 Sunset Boulevard, 3rd Floor
Los Angeles, CA 90046
Tel: (323) 790-1813
Fax: (323) ___-____

with a copy to (which shall not constitute notice):
Anslow & Jaclin, LLP
Attn: Gregg E. Jaclin, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

if to ComedyNet and the Shareholders:
ComedyNet.TV, Inc.
Attn: Mark Graff
444 Broadway, 4th Floor
New York, NY 10013
Tel: (212) ___-___
Fax: (212) ___-____

with a copy to:
Richardson & Patel LLP
Attn: Jody R. Samuels
405 Lexington Avenue, 26th Fl
New York, NY 10174
Phone: (212) 907-6686
Fax: (212) 907-6687

8.	Miscellaneous.

(a)	This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)	This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any principles of conflicts of law applicable to contracts made and to be performed entirely within such State. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement: (i) shall be brought in the federal or state courts located in the State of California, by execution and delivery of this Agreement, (ii) irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process method permitted by law.

(c)	This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. Fax or PDF copies of signatures shall be treated as originals for all purposes.

(e)	The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

(f)	The Company shall file a Schedule 14C Information Statement (“14C”) with the Securities and Exchange Commission (“SEC”) within 10 business days of the execution of this Agreement to increase the authorized common shares of the Company to 500,000,000 shares. The Company will file a certificate of Amendment with the State of Nevada to increase the authorized shares as soon as possible in accordance with State and SEC rules and regulations.

IN WITNESS WHEREOF, the parties have executed this Securities Exchange Agreement the day and year first above written.

RED ROCK PICTURES HOLDINGS, INC.

By:

COMEDYNET.TV, INC.

By:

SHAREHOLDER SIGNATURE PAGE TO
RED ROCK PICTURES HOLDINGS, INC./COMEDYNET.TV, INC. SHARE
EXCHANGE AGREEMENT

By: ________________________________________

By: ________________________________________

By: ________________________________________

By: ________________________________________

By: ________________________________________

By: ________________________________________

By: ________________________________________

Schedule I

NAME OF HOLDER	COMEDYNET.TV, INC. SHARES	RED ROCK PICTURES HOLDINGS, INC. SHARES ISSUED

TOTAL

Exhibit A

Accredited investors

A Person who meets any one of the following tests is an accredited investor:

 (a)   The Person is an individual who has a net worth, or joint net worth with the Person’s spouse, of at least $1,000,000.

 (b)   The Person is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Person’s spouse) for the past two years, and the Person has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Person’s spouse) for the current year.

 (c)   The Person is an officer or director of the Company.

 (d)   The Person is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

 (e)   The Person is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

 (f)   The Person is an insurance company as defined in section 2(13) of the Securities Act.

 (g)   The Person is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

 (h)   The Person is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

 (i)   The Person is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

 (j)   The Person is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

 (k)   The Person is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

 (l)   The Person is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

 (m)   The Person is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

 If an individual Person qualifies as an accredited investor, such individual may purchase the Shares in the name of his or her individual retirement account (“IRA”).

Exhibit B

Secured Convertible Note

Exhibit C

Consulting Agreement

Exhibit D

Certificate of Designations and Preferences of Series A Preferred Stock

Exhibit E

Escrow and Holdback Agreement